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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) April 30, 1998


                        RENAISSANCE GOLF PRODUCTS, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                       1-12532               86-0664849
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
incorporation or organization)                             Identification No.)


    12187 SOUTH BUSINESS PARK DRIVE, SUITE 100
                  DRAPER,UTAH                                   84020
     (Address of Principal Executive Office)                 (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (801) 501-0200

                          --------------------------

     ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Corbin & Wertz acted as the Company's independent public accountants for the years ending December 31, 1996 and 1997. In conjunction with the Company moving its principal executive office and warehousing functions to Utah, the Board of Directors determined to change to an auditor with an office in close proximity to the Company's office in Utah. Upon the recommendation of the Board of Directors, Corbin & Wertz, located in Irvine, California, was dismissed effective April 30, 1998 by the Company in order for the Company to appoint Deloitte & Touche LLP, located in Salt Lake City, Utah, as auditors. Corbin & Wertz for the past two years has issued "going concern" opinions based upon the Company's financial condition, but has had no disagreements with the Company. A consent letter from Corbin & Wertz is attached hereto as an Exhibit.

     The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 1998, subject to the approval of the Stockholders at the Annual Meeting scheduled to be held in June 1998. To the knowledge of the Company, at no time has Deloitte & Touche LLP had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         RENAISSANCE GOLF PRODUCTS, INC.



April 30, 1998           By: /s/Edward B. Paulsen
                             ----------------------------------------
                         Edward B. Paulsen, Assistant Secretary